Exhibit 99.1

PRESS RELEASE

Contact Information:
Dan Sink
EVP & CFO
(317) 577-5609
dsink@kiterealty.com

Kite Realty Group Trust Reports Third Quarter 2017 Operating Results

Indianapolis, Ind., October 26, 2017 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today its operating results for the third quarter ended September 30, 2017. Financial statements, exhibits, and reconciliations of non-GAAP measures attached to this release include the details of the Company’s results.
Third Quarter Highlights

•	Net loss attributable to common shareholders was $0.6 million, or $0.01 per diluted common share.

•	Funds From Operations of the Operating Partnership (“FFO”), as defined by NAREIT, was $41.8 million, or $0.49 per diluted share.

•
Same-Property Net Operating Income (“NOI”) increased 3.6% for the comparable operating portfolio, or 3.9% excluding the impact of the Company’s Redevelopment, Repurpose and Reposition (“3-R”) initiative, in each case compared to the same period in the prior year.

•	Small shop leased percentage increased 100 basis points to 89.7% from the same period in the prior year.

•	The aggregate rent spread on comparable new and renewal leases was 11.1% on a cash basis and 17.0% on a GAAP basis.

•	Construction commenced on Phase II of Eddy Street Commons at the University of Notre Dame.

“Our portfolio and operating results continue to be strong, as evidenced by another excellent quarter,” said John Kite, Chief Executive Officer. “We remain committed to our long-term strategic goals, which we are demonstrating by continuing to execute on high-quality projects in our 3-R initiative, driving strong same-store results, and increasing small shop leasing, which increased by another 100 basis points compared to last year to reach 89.7%.”

Financial & Portfolio Results
Financial Results
Net loss attributable to common shareholders for the three months ended September 30, 2017, was $0.6 million, compared to a net loss of $1.7 million for the same period in 2016.

For the three months ended September 30, 2017, FFO, as defined by NAREIT, was $41.8 million, or $0.49 per diluted share, compared to $43.6 million, or $0.51 per diluted share, for the same period in the prior year. For the three months ended September 30, 2017, FFO, as adjusted, was $41.8 million, or $0.49 per diluted share, compared to $44.7 million, or $0.52 per diluted share, for the same period in the prior year. The year-over-year decline in FFO was primarily due to the sale of four operating properties and the use of the resulting proceeds to pay down debt.
Portfolio Operations
As of September 30, 2017, the Company owned interests in 117 operating and redevelopment properties totaling approximately 23.1 million square feet and two development projects currently under construction. The owned gross leasable area in the Company’s retail operating portfolio was 94.5% leased as of September 30, 2017, and the Company’s total portfolio was 94.6% leased. We continue to increase our small-shop leased percentage, and hit a new high of 89.7% leased in the third quarter, an increase of 100 basis points year over year.
Same-property NOI, which includes 104 operating properties, increased 3.6% in the third quarter compared to the same period in the prior year, or 3.9% excluding the impact of the Company’s 3-R initiative. The leased percentage of properties included in the same-property pool was 94.4% at September 30, 2017, compared to 95.1% at September 30, 2016, while the economic occupancy percentage increased to 93.5% from 92.8% year over year.
The Company executed 86 leases totaling 432,814 square feet during the third quarter of 2017, including 65 comparable new and renewal leases for 384,816 square feet. Cash rent spreads on comparable new and renewal leases executed in the quarter were 18.9% and 9.7%, respectively, for a blended cash rent spread of 11.1%. The blended leasing spread on a straight-line basis, which includes periodic contractual rent increases over the term of the lease, was 17.0%.
The majority of the 35 tenants opening for business in the third quarter were in the food, fitness, entertainment, and service sectors. Openings this quarter included a new Publix Supermarket at Burnt Store Promenade (one of our 3-R projects), Ulta Salon, Pet Supermarket, Tuesday Morning, and Le Creuset.
Development and Redevelopment
As of September 30, 2017, we had two development projects under construction. The expansion of Phase II of Holly Springs is 100% pre-leased or committed, with projected costs of $2.7 million. Phase II of Eddy Street Commons is a mixed-use development at the University of Notre Dame that will include a retail component, apartments, townhomes, and a community center. The total projected costs for the project are currently $89.2 million. We are in the final stages of entering into a ground sublease with a multi-family developer who will fund the majority of these costs, leaving our share of the projected costs at $8.5 million. The Company has also begun construction of a full-service hotel in Phase I of Eddy Street Commons, which we project will cost $46.0 million to construct. We are in the final stages of negotiating to form and retain a minority interest in an unconsolidated joint venture that will complete and own this hotel. Funding for both Eddy Street Commons projects will include a total of $22.1 million in net tax increment financing proceeds.
The Company’s 3-R program currently includes eight projects under various stages of construction, with estimated combined costs ranging from $72.5 to $79.0 million and an estimated combined annualized return ranging from 8.0% to 9.0%. During the quarter, the Company commenced construction on one new project at Centennial Center (Las Vegas, NV).

2017 Earnings Guidance
The Company is updating its guidance for 2017 FFO, as defined by NAREIT, to a range of $2.03 to $2.05 from $2.01 to $2.05 per diluted share. Please refer to the full list of guidance assumptions on page 38 of the Company’s third quarter supplemental.

Guidance Range For Full Year 2017	Low	High
Consolidated net income per diluted common share	$0.16	$0.18
Add: Depreciation, amortization and other	1.96	1.96
Less: Gain on sale of operating property	(0.18)	(0.18)
Add: Impairment of operating property	0.09	0.09
FFO, as defined by NAREIT, per diluted share	$2.03	$2.05
Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Friday, October 27, 2017, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 93988642). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) engaged primarily in the ownership and operation, acquisition, development and redevelopment of high-quality neighborhood and community shopping centers in select markets in the United States. As of September 30, 2017, we owned interests in 117 operating and redevelopment properties totaling approximately 23.1 million square feet and two development projects currently under construction.
Our strategy is to maximize the cash flow of our operating properties, successfully complete the construction and lease-up of our redevelopment and development portfolio, and identify additional opportunities to acquire or dispose of properties to further strengthen the Company. New investments are focused in the shopping center sector primarily in markets where we believe we can leverage our existing infrastructure and relationships to generate attractive risk-adjusted returns or otherwise in desirable trade areas. Dispositions are generally designed to increase the quality of our portfolio and to strengthen the Company’s balance sheet.
Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness;

the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the impact of online retail and the perception that such retail has on the value of shopping center assets; risks related to the geographical concentration of the Company’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the SEC, specifically the section titled “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	September 30, 2017	December 31, 2016
Assets:
Investment properties, at cost	$3,955,928	$3,996,065
Less: accumulated depreciation	(635,583)	(560,683)
	3,320,345	3,435,382

Cash and cash equivalents	32,465	19,874
Tenant and other receivables, including accrued straight-line rent of $30,956 and $28,703 respectively, net of allowance for uncollectible accounts	53,271	53,087
Restricted cash and escrow deposits	8,878	9,037
Deferred costs and intangibles, net	115,623	129,264
Prepaid and other assets	12,810	9,727
Total Assets	$3,543,392	$3,656,371
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,681,676	$1,731,074
Accounts payable and accrued expenses	101,574	80,664
Deferred revenue and other liabilities	101,066	112,202
Total Liabilities	1,884,316	1,923,940
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	73,454	88,165
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,594,068 and 83,545,398 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	836	835
Additional paid in capital	2,068,636	2,062,360
Accumulated other comprehensive loss	1,050	(316)
Accumulated deficit	(485,598)	(419,305)
Total Kite Realty Group Trust Shareholders’ Equity	1,584,924	1,643,574
Noncontrolling Interests	698	692
Total Equity	1,585,622	1,644,266
Total Liabilities and Shareholders' Equity	$3,543,392	$3,656,371

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2017 and 2016
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Minimum rent	$67,585	$69,518	$204,926	$205,436
Tenant reimbursements	17,657	17,531	54,748	52,691
Other property related revenue	1,896	2,073	10,226	7,120
Total revenue	87,138	89,122	269,900	265,247
Expenses:
Property operating	11,859	11,916	36,950	35,454
Real estate taxes	10,826	10,690	32,384	32,327
General, administrative, and other	5,431	5,081	16,389	15,228
Transaction costs	—	—	—	2,771
Impairment charge	—	—	7,411	—
Depreciation and amortization	42,793	45,543	131,333	131,625
Total expenses	70,909	73,230	224,467	217,405
Operating income	16,229	15,892	45,433	47,842
Interest expense	(16,372)	(17,139)	(49,250)	(47,964)
Income tax benefit (expense) of taxable REIT subsidiary	33	(15)	64	(763)
Other expense, net	(94)	—	(314)	(94)
Loss from continuing operations	(204)	(1,262)	(4,067)	(979)
Gains on sales of operating properties	—	—	15,160	194
Net (loss) income	(204)	(1,262)	11,093	(785)
Net income attributable to noncontrolling interests	(418)	(420)	(1,528)	(1,391)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(622)	$(1,682)	$9,565	$(2,176)

(Loss) income per common share - basic	$(0.01)	(0.02)	0.11	(0.03)
(Loss) income per common share - diluted	$(0.01)	$(0.02)	$0.11	$(0.03)

Weighted average common shares outstanding - basic	83,594,163	83,474,348	83,581,847	83,399,813
Weighted average common shares outstanding - diluted	83,594,163	83,474,348	83,689,590	83,399,813
Cash dividends declared per common share	$0.3025	$0.2875	$0.9075	$0.8625

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2017 and 2016
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Funds From Operations
Consolidated net (loss) income	$(204)	$(1,262)	$11,093	$(785)
Less: net income attributable to noncontrolling interests in properties	(432)	(461)	(1,302)	(1,383)
Less: gains on sales of operating properties	—	—	(15,160)	(194)
Add: impairment charge	—	—	7,411	—
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	42,474	45,310	129,890	130,909
FFO of the Operating Partnership[1]	41,838	43,587	131,932	128,547
Less: Limited Partners' interests in FFO	(949)	(918)	(2,995)	(2,708)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$40,889	$42,669	$128,937	$125,839
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.49	$0.51	$1.54	$1.51
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.49	$0.51	$1.54	$1.50

FFO of the Operating Partnership[1]	$41,838	$43,587	$131,932	$128,547
Add: accelerated amortization of debt issuance costs (non-cash)	—	1,121	—	1,121
Add: transaction costs	—	—	—	2,771
Add: severance charge	—	—	—	500
FFO, as adjusted, of the Operating Partnership	$41,838	$44,708	$131,932	$132,939
FFO, as adjusted, per share of the Operating Partnership - basic	$0.49	$0.52	$1.54	$1.56
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.49	$0.52	$1.54	$1.56

Weighted average common shares outstanding - basic	83,594,163	83,474,348	83,581,847	83,399,813
Weighted average common shares outstanding - diluted	83,708,719	83,565,227	83,689,590	83,488,618
Weighted average common shares and units outstanding - basic	85,580,993	85,417,753	85,561,343	85,336,859
Weighted average common shares and units outstanding - diluted	85,695,549	85,580,632	85,669,087	85,425,664

FFO, as defined by NAREIT, per diluted share
Consolidated net (loss) income	$—	$(0.01)	$0.13	$(0.01)
Less: net income attributable to noncontrolling interests in properties	(0.01)	(0.01)	(0.02)	(0.02)
Less: gains on sales of operating properties	—	—	(0.18)	—
Add: impairment charge	—	—	0.09	—
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	0.50	0.53	1.52	1.53
FFO, as defined by NAREIT, of the Operating Partnership per diluted share[1]	$0.49	$0.51	$1.54	$1.50

Add: accelerated amortization of debt issuance costs	—	0.01	—	0.01
Add: transaction costs	—	—	—	0.04
Add: severance charge	—	—	—	0.01
FFO, as adjusted, of the Operating Partnership per diluted share	$0.49	$0.52	$1.54	$1.56

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"). The NAREIT white paper defines FFO as net income (determined in accordance with GAAP), excluding gains (or losses) from sales and impairments of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided FFO adjusted for accelerated amortization of debt issuance costs, transaction costs and a severance charge in 2016. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes our presentation of FFO, as adjusted, provides investors with another financial measure that may facilitate comparison of operating performance between periods and among our peer companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2017 and 2016
(Unaudited)

($ in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Number of properties for the quarter[1]	104	104

Leased percentage at period end	94.4%	95.1%		94.4%	95.1%
Economic Occupancy percentage[2]	93.5%	92.8%		93.7%	92.9%

Minimum rent	$58,806	$56,997		$175,615	$170,713
Tenant recoveries	16,014	15,320		49,073	46,961
Other income	385	457		839	721
	75,205	72,774		225,527	218,395

Property operating expenses	(10,136)	(10,041)		(29,883)	(28,956)
Real estate taxes	(9,820)	(9,413)		(29,808)	(28,923)
	(19,956)	(19,454)		(59,691)	(57,879)
Same Property NOI[3]	$55,249	$53,320	3.6%	$165,836	$160,516	3.3%
Same Property NOI - excluding the impact of the 3-R initiative[4]			3.9%			3.9%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$55,249	$53,320		$165,836	$160,516
Net operating income - non-same activity[5]	9,614	13,561		36,611	38,191
Provision for bad debts - same properties	(410)	(365)		(1,881)	(1,241)
Other expense, net	(61)	(15)		(250)	(857)
General, administrative and other	(5,431)	(5,081)		(16,389)	(15,228)
Transaction costs	—	—		—	(2,771)
Impairment charge	—	—		(7,411)	—
Depreciation and amortization expense	(42,793)	(45,543)		(131,333)	(131,625)
Interest expense	(16,372)	(17,139)		(49,250)	(47,964)
Gains on sales of operating properties	—	—		15,160	194
Net income attributable to noncontrolling interests	(418)	(420)		(1,528)	(1,391)
Net (loss) income attributable to common shareholders	$(622)	$(1,682)		$9,565	$(2,176)

____________________
1	Same Property NOI excludes eight properties in redevelopment, the recently completed Northdale Promenade redevelopment as well as office properties (Thirty South Meridian and Eddy Street Commons).
2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and recoveries, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any.

4	See pages 27 and 28 of Q3 2017 supplemental for further detail of the properties included in the 3-R initiative.
5	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and recoveries, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the acquisition or disposition of properties during the particular period presented and thus provides a more consistent metric for the comparison of our properties. The year to date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended September 30, 2017, the Company excluded eight redevelopment properties and the recently completed Northdale Promenade redevelopment from the same property pool that met these criteria and were owned in both comparable periods.